EXHIBIT 23

Consent of Independent Registered Public Accounting Firm
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We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-00000) pertaining to the CSX Corporation Capital Builder Plan of our report dated June 19, 2009, with respect to the financial statements and supplemental schedule of the CSX Corporation Capital Builder Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2008.

/s/ Ernst & Young LLP
Independent Registered Public Accounting Firm

Jacksonville, Florida
June 19, 2009

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